UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2013

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided by Item 5.07 below with respect to (i) the approval by the stockholders of Gulfport Energy Corporation (the “Company”) of an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock and (ii) the Company’s filing of the certificate of amendment to its restated certificate of incorporation, attached to this Current Report on Form 8-K as Exhibit 3.1, in Delaware to effect such increase is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of July 18, 2013, the Company’s Board of Directors (the “Board”) approved and adopted the First Amendment (the “First Amendment”) to the Company’s amended and restated bylaws (the “Bylaws”) to (i) provide that the Chairman of the Board will no longer be an executive officer position, (ii) allow the Board to elect the Chairman of the Board from among its members and (iii) make certain other related conforming changes to the Bylaws. The Board also elected David L. Houston, one of the Company’s current directors, to serve as the Chairman of the Board effective as of July 18, 2013, as provided in the amended Bylaws. The preceding summary of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

See also Item 5.07 below with respect to the approval by the Company’s stockholders of an amendment to the Company’s restated certificate of incorporation.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 19, 2013 (the “Prior 8-K”), the Company held its Annual Meeting of the Company’s Stockholders on June 13, 2013 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on and approved Proposals 1, 3, 4 and 5, each of which is described in more detail in the Prior 8-K and the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2013 (the “Initial Proxy Statement”). The Company then adjourned the Annual Meeting with respect to Proposal 2 to revise Proposal 2 to provide for an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100 million to 200 million, rather than 250 million, as was initially contemplated, and to solicit a stockholders’ vote on the revised Proposal 2. The Company supplemented the Initial Proxy Statement by filing additional definitive proxy soliciting materials with the SEC on June 7, 2013, June 13, 2013 and June 27, 2013 (together with the Initial Proxy Statement, the “Proxy Materials”).

On July 18, 2013, the Company reconvened its adjourned Annual Meeting for the purpose of holding a stockholder vote on the revised Proposal 2. During the meeting, the Company’s stockholders approved the revised Proposal 2 as follows:

Proposal 2

The proposal to approve an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100 million to 200 million was approved with the following stockholders’ vote:

For	Against	Abstain	Non-Votes
53,125,038	18,471,291	55,327	0

As disclosed in the Proxy Materials, as of the record date of April 23, 2013, the Company had 77,375,107 shares of common stock outstanding, excluding 389,110 shares of our restricted common stock granted under the Company’s Amended and Restated 2005 Stock Incentive Plan but not yet vested, and no shares of preferred stock outstanding.

On July 19, 2013, the Company filed a certificate of amendment to its restated certificate of incorporation with the Secretary of the State of Delaware to effect the increase in the number of authorized shares of the Company’s common stock from 100 million to 200 million approved by the Company’s stockholders. A copy of the certificate of amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. Certain possible effects of such increase in the total number of authorized shares of common stock are described in the Proxy Materials, which description is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

3.1	Certificate of Amendment No. 2 to the Restated Certificate of Incorporation of the Company.

3.2	First Amendment to the Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: July 23, 2013	By:	/s/ MICHAEL G. MOORE
Michael G. Moore
Chief Financial Officer

Exhibit Index

Number	Exhibit

3.1	Certificate of Amendment No. 2 to the Restated Certificate of Incorporation of the Company.

3.2	First Amendment to the Amended and Restated Bylaws of the Company.